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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 1995

                                  VENCOR, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                       1-10989              61-1055020
  (State or other                 (Commission         (I.R.S. Employer
  jurisdiction of                 file number)        Identification No.)
  incorporation)

400 West Market Street, Louisville, Kentucky                40202
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (502) 569-7300

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Item 5.  Other Events

     On September 28, 1995, Vencor, Inc. (the "Company") consummated a merger with The Hillhaven Corporation ("Hillhaven") (the "Hillhaven Merger") in which each outstanding share of Hillhaven common stock was converted on a tax-free basis into 0.935 of a share of Company common stock. In addition, all outstanding shares of Hillhaven preferred stock were redeemed in exchange for cash aggregating $91.3 million plus accrued dividends. The Hillhaven Merger has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements of the Company give retroactive effect to the Hillhaven Merger and include the combined operations of the Company and Hillhaven for all historical reporting periods.

Item 7. Financial Statements and Exhibits

(c) The consolidated results of operations of the Company (including Hillhaven) for the period from October 1, 1995 through October 31, 1995 are attached hereto as Exhibit 99.01 and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VENCOR, INC.

                                   By:  /s/ Richard A. Lechleiter
                                        --------------------------
                                        Richard A. Lechleiter
                                        Vice President - Finance
                                          and Corporate Controller
                                        (Principal Accounting Officer)

Dated: November 30, 1995

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                                  EXHIBIT INDEX

Exhibit 99.01 Consolidated results of operations of the Company for the period from October 1, 1995 through October 31, 1995.